Exhibit 10.1

AMENDMENT TO NON-REDEMPTION AGREEMENT

This AMENDMENT TO VOTING AND NON-REDEMPTION AGREEMENT, dated as of _______, 2023 (this “Amendment”), is entered into by Roth CH Acquisition V Co., a Delaware corporation (the “Company”), and ____________________ (“Shareholder”).

WHEREAS, the parties hereto entered into that certain Voting and Non-Redemption Agreement dated as of _______, 2023 (the “Original Non-Redemption Agreement”);

WHEREAS, the Company and Shareholder desire to amend Section 3 of the Original Non-Redemption Agreement as more fully set forth herein;

WHEREAS, capitalized and other defined terms used in this Amendment and not otherwise defined herein have the respective meanings given to them in the Original Non-Redemption Agreement;

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

1.              Amendments to Original Non-Redemption Agreement.

(a)            Section 3 of the Original Non-Redemption Agreement. Section 3 of the Original Non-Redemption Agreement is hereby amended and restated as follows:

“Extension Payment. The Company, CR Financial Holdings, Inc. or CHLM Sponsor LLC, or their affiliates or designees (the “Contributors”), have agreed to pay Shareholder $0.04 per share for each one-month extension (the “Extension Payment”) for each Share that is not redeemed during the Term by wire of the Extension Payment to an account designated for such purpose in writing by Shareholder. With respect to each Extension Payment, the Contributors shall wire the Extension Payment to Shareholder on or prior to the applicable monthly termination date.”

2.              Miscellaneous.

(a)            Entire Agreement. The Original Non-Redemption Agreement, as amended by this Amendment, sets forth the entire agreement of the parties with respect to the subject matter hereof and thereof and supersedes all prior and contemporaneous understandings and agreements related thereto (whether written or oral), all of which are merged herein.

(b)            Ratification. Except as amended hereby, the terms and provisions of the Original Non-Redemption Agreement shall remain unchanged and in full force and effect. In the event of any conflict between the terms of the Original Non-Redemption Agreement and the terms of this Amendment, the terms of this Amendment shall govern and control.

(c)            Counterparts; Electronic Signatures. This Amendment may be executed in counterparts, each of which shall constitute an original, but all of which shall constitute one agreement. This Amendment shall become effective upon delivery to each party of an executed counterpart or the earlier delivery to each party of original, photocopied, or electronically transmitted signature pages that together (but need not individually) bear the signatures of all other parties.

(d)            Incorporation by Reference. Sections 8, 12, 13 and 14 of the Original Non-Redemption Agreement are hereby incorporated by reference herein mutatis mutandis.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

Roth CH Acquisition V Co.

By:
Name:
Title:

[SHAREHOLDER]

By:
Name:
Title:

Acknowledged and Agreed only with respect to section 1:

CR Financial Holdings, Inc.

By:
Name:
Title:

CHLM Sponsor LLC

By:
Name:
Title: